EXHIBIT 21

                               SERVOTRONICS, INC.
                               ------------------

                                 SUBSIDIARIES OF
                                 ---------------

                                   REGISTRANT
                                   ----------

       Name and address of each member            Employer ID No.
       -------------------------------            ---------------


       Servotronics, Inc.                           16-0837866
       P.O. Box 300
       Elma, New York 14059-0300

       Ontario Knife Company                        16-0578540
       26 Empire Street
       Franklinville, New York 14737

       Queen Cutlery Company                        25-0743840
       507 Chestnut Street
       Titusville, Pennsylvania 16354

       G.N. Metal Products, Inc.                    16-0964682
       P.O. Box 300 Elma, New York
       14059-0300

       SVT Management, Inc.                         16-1037766
       P.O. Box 300
       Elma, New York 14059-0300

       MRO Corporation                              16-1230799
       P.O. Box 300
       Elma, New York 14059-0300

       TSV ELMA, Inc.                               16-1415699
       P.O. Box 300
       Elma, New York 14059-0300

       87 South Main Corp.                          20-2776383
       P.O. Box 300
       Elma, New York 14059-0300

       King Cutlery, Inc.                           33-1112061
       P.O. Box 300
       Elma, New York 14059-0300

       TSV Franklinville, Inc.                      52-2364297
       P.O. Box 300
       Elma, New York 14059-0300